SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  February 16, 2004



                                  XIN NET CORP.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Florida                    0-26559                     330-751560
-------------------             -------------               ----------
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


        Suite 950, 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 632-9638

Item 1.           Changes in Control of Registrant

                  None.


Item 2.           Acquisition or Disposition of Assets

The Company has entered into a Definitve Agreement to acquire 49% of an SMS provider in Beijing, China, Beijing Quicknet Telecommunications Corp. LTD., from non-affiliates.

On Closing Date, Purchaser will acquire 49% of the Company for a price of U$3,060,000 (three million and sixty thousand US dollars) in form of issuing 6,120,000 (six million one hundred and twenty thousand) common shares of the Purchaser's stock at the deemed price of US$0.50 per share. Furthermore, Purchaser has the option to acquire the remaining 51% of the Company within 2 years from the Closing Date. If Purchaser exercises the option to purchase the remaining 51% of the Company within first year from the Closing Date, the purchase price will be US$4,000,000 (four million US dollars); if Purchaser exercises the option to purchase the remaining 51% of the Company within the second year from the Closing Date, the purchase price will be US$5,000,000 (five million US dollars). The Vendors will receive the payment, as a general rule, 50% in the Purchaser's common stock and 50% in cash, but the final percentage of stock versus cash can be negotiated between the parties.


Item 3.           Bankruptcy or Receivership

                  None.


Item 4.           Changes in Registrant's Certifying Accountant

                  None.


Item 5.           Other Events and Regulation FD Disclosure

                  None.


Item 6.           Resignations of Registrant's Directors

                  None


Item 7.           Financial Statements & Exhibits

                  Financial Statements - None.

                  Exhibits: 10.1  Acquisition Agreement


Item 8.           Change in Fiscal Year

                  None.

Item 9.           Regulation FD Disclosure

                  None.


Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

                  None.


Item 11.          Temporary Suspension of Trading Under Registrant's Employee
                  Benefit Plans

                  None.


Item 12.          Results of Operations and Financial Condition

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2004


                                            XIN NET CORP.



                                            By: /s/ Xiao-qing Du
                                                --------------------------------
                                                Xiao-qing Du, President